UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported): December 31, 2003

                              LASER TECHNOLOGY, INC
               (Exact name of Registrant as specified in charter)

             DELAWARE                 1-11642            84-0970494
   (State or other jurisdiction     (Commission        (IRS Employer
         of incorporation)          File Number)     Identification No.)

              7070 SOUTH TUCSON WAY, ENGLEWOOD, COLORADO    80112
               (Address of principal executive offices)   (Zip Code)

Registrant's telephone number, including area code: (303) 649-1000

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                                    FORM 8-K

ITEM 1. CHANGES IN CONTROL OF REGISTRANT

On July 31, 2003 we entered into a definitive merger agreement with LTI Acquisition Corp., a private company whose shareholders include an LSR officer, certain directors and shareholders. Under the terms of the merger agreement, LTI Acquisition is acquiring 100% of LSR common stock for $2.06 per share. The transaction required approval by the holders of two-thirds of LSR's outstanding shares of common stock, excluding those shares owned by LTI Acquisition and its affiliates, and other customary closing conditions.

We initially received a proposal from a shareholder group headed by David Williams, former President and CEO of Laser Technology, Inc., to acquire the assets of LSR in September 2002. The shareholder group subsequently formed LTI Acquisition Corp., which made the proposal described above. In addition to Mr. Williams, LTI Acquisition's shareholders include Pamela Sevy, LSR's former CFO, current Board members Jeremy G. Dunne, H. Deworth Williams, and Edward F. Cowle, and Kama-Tech Corporation and Kama-Tech (HK) Ltd., manufacturers of sports optics equipment.

In response to the September 2002 proposal, the Special Committee of non-participating directors was formed to examine the merits and feasibility of any acquisition proposals or other alternatives that might arise. The Committee retained independent legal counsel and Andersen, Weinroth & Co., L.P., a New York based merchant banker, to act as its financial advisor.

Subsequently, the Special Committee received indications of interest and proposals from several alternative sources. The Committee reviewed all serious proposals and, after extensive negotiations with interested parties and a lengthy due diligence process, the Committee, in conjunction with its investment advisor, Andersen, Weinroth & Co., L.P., recommended to the LSR Board that it accept the enhanced proposal from LTI Acquisition.

We filed with the SEC and mailed to our shareholders a proxy statement in connection with the acquisition. On December 30, 2003 we held a special meeting of shareholders, at which meeting the merger was approved by the requisite shareholder vote. Under the terms of the Merger, our shareholders, excluding those persons affiliated with LTI Acquisition, will receive $2.06 per share merger consideration for their Laser Technology shares.

We and LTI Acquisition have estimated that LTI Acquisition will need approximately $8,261,990 to complete the purchase of the shares, and payment for options, pursuant to the merger. LTI Acquisition currently has a total of $3,639,068 (including accrued interest) in an account at Wells Fargo Bank, Greenwood Village, Colorado, representing deposits from LTI Acquisition shareholders as follows: H. Deworth Williams - $750,000; Edward F. Cowle - $944,474; Kama-Tech Corporation - $590,125; and Kama-Tech (HK) Ltd. - $1,347,109. In addition, on July 29, 2003, Sumitomo Mitsui Banking Corporation ("Sumitomo") issued a written commitment to Kama-Tech (HK) Ltd., with LTI Acquisition as beneficiary, pursuant to which Sumitomo provided letter of credit financing of up to $4,630,000 to assist in financing the merger. The letter of credit, as amended, has an expiration date of January 29, 2004, and will be payable to the Wells Fargo account upon joint notification to Sumitomo, by David Williams, president of LTI Acquisition, and Toshiya Kamakura, principal of Kama-Tech (HK) Ltd., that the amount to be drawn under the letter of credit represents the unpaid balance of the purchase price under the Merger Agreement, after payment of available cash in the Wells Fargo account. Sumitomo will be entitled to guaranteed fees and commissions of approximately $19,800. The letter of credit is for the lesser of $4,630,000, or the unpaid balance of the total merger consideration, after payment of cash in the Wells Fargo bank account. The letter of credit must be used in connection with the financing of the merger, as described below.

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The merger agreement requires that, upon execution, LTI Acquisition have cash on hand, a letter of credit in place, or such other financial arrangements in place as necessary to complete the merger. In connection with the signing of the merger agreement, Laser Technology and LTI Acquisition entered into a funding agreement, under the terms of which LTI Acquisition established the bank account and letter of credit described above, and agreed that the funds in the bank account and funding under the letter of credit will be maintained and used solely for the closing of the merger. LTI Acquisition has sent a letter to Wells Fargo and Sumitomo, including a copy of the funding agreement, notifying them that no funds are to be used for any purpose except the closing of the merger.
In addition, in order to satisfy our board of directors that the funds in the Wells Fargo bank account are reserved and used solely for the merger, Laser Technology and LTI Acquisition entered into an amendment to the funding agreement, under the terms of which Elizabeth Hearty, Secretary and Chief Financial Officer of our company, has been made a required signatory on the Wells Fargo Bank account. Under this arrangement, Ms. Hearty's signature will be required for any disbursements from the account. Ms. Hearty has agreed that she will not authorize any disbursements from the account for any purpose other than the completion of the merger, or the termination of the Merger Agreement pursuant to joint written instructions from Laser Technology and LTI
Acquisition.

LTI acquisition intends to use our company's cash to repay funding under the letter of credit. The affiliates of LTI Acquisition may need to contribute additional capital to cover the working capital needs of our company following the closing. Because there are no material conditions to use of the designated funds and the funding under the letter of credit (other than the closing of the merger), LTI Acquisition has made not any alternative financing arrangements or plans.

In connection with the closing of the merger on December 31, 2003, five current directors, Eric A. Miller, Edward F. Cowle, Walter R. Keay, William P. Behrens and Nicholas J. Cooney are tending their resignations as directors. It is anticipated that the two remaining directors, H Deworth Williams and Jeremy G. Dunne, will fill the vacancies on the board with nominees of LTI Acquisition. Laser Technology, Inc. will continue business as a private company, 100% owned by the affiliates of LTI Acquisition. Laser Technology stock will also be delisted from the American Stock Exchange.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 31, 2003                      LASER TECHNOLOGY, INC.


                                             By:    /S/ ERIC MILLER
                                                ---------------------------
                                                   Eric Miller, President

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